EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 13, 2011 relating to the consolidated financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which reports appear in the Urstadt Biddle Properties Inc. Annual Report on Form 10-K for the year ended October 31, 2010.

/s/PKF LLP

New York, New York
July 7, 2011